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                                     EXHIBIT 5.1

                            OPINION OF FISHER THURBER LLP
                       REGARDING THE LEGALITY OF THE SECURITIES
                                   BEING REGISTERED

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                                  December 11, 1997

Board of Directors
Ontro, Inc.
12675 Danielson Court, Suite 401
Poway, CA 92064

    Re:  Form SB-2 Registration Statement

Gentlemen:

    We have acted as special counsel for Ontro, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form SB-2 Registration No. 333-39253 (the "Registration Statement"), and the Prospectus to be included therein (the "Prospectus") pursuant to which it is proposed to offer up to 3,335,000 Units and the underlying securities as stated on the facing page of the Registration Statement. Capitalized terms used herein have the meanings ascribed to them in the Registration Statement unless otherwise noted.

    We are familiar with the proceedings by which the Units and the underlying shares of Common Stock and Warrants have been authorized and have reviewed and are familiar with the Restated Articles of Incorporation, and the Bylaws of the Company and such other corporate records and documents as we have deemed necessary to express the opinion herein stated. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents and all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

    Based upon the foregoing, and representations and information provided by the Company, and having regard to legal considerations we deem relevant, we are of the opinion that:

    1. The Units and the underlying shares of capital stock of the Company to be issued pursuant to the Underwriting Agreement are validly authorized and, when: (a) the pertinent provisions of the Securities Act of 1933, and such "blue-sky" and securities laws as may be applicable have been complied with; and (b) such Units and the underlying shares have been duly delivered against payment therefor as contemplated by the Underwriting Agreement, such shares will be validly issued, fully paid, and nonassessable.

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Ontro, Inc.
December 11, 1997
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    2.   The Warrants, including the Representative's Option (the
         "Representative's Option") and the Representative's Warrants (the "Representative's Warrants") included therein, have been duly authorized; and when: (a) the pertinent provisions of the Securities Act of 1933, and such "blue-sky" and securities laws as may be applicable have been compiled with; (b) the Warrants, the Representative's Option and the Representative's Warrants have been executed and authenticated in the manner set forth in the Warrant Agreement and the Representative's Option; and (c) the Warrants, the Representative's Option and the Representative's Warrants have been issued and delivered in the manner set forth in the Prospectus under the Securities Act of 1933 against payment therefor, the Warrants, the Representative's Option and the Representative's Warrants will have been validly executed, authenticated, issued, and delivered, and will constitute the legal, valid, and binding obligations of the Company.

    3. The shares of common stock of the Company to be issued upon the exercise of the Warrants, the Representative's Option and the Representative's Warrants, are validly authorized; and assuming: (a) the shares of common stock so issuable will be validly authorized on the dates of exercise; (b) on the dates of exercise, the Warrants will have been duly executed, authenticated, issued, and delivered, and will constitute the legal, valid, and binding obligations of the Company; and (c) no change occurs in the applicable law or the pertinent facts; when (i) the pertinent provisions of such "blue-sky" and securities laws as may be applicable have been complied with; (ii) the applicable rules of the American Stock Exchange have been complied with; and (iii) the Warrants, the Representative's Option and the Representative's Warrants are exercised in accordance with their terms and the terms of the Warrant Agreement and the Representative's Option, the shares of common stock so issuable will be validly issued, fully paid, and nonassessable.

    In rendering the opinions expressed in Paragraphs 1, 2, and 3 with respect to the authorization of the Units, the Warrants, the Representative's Option and the Representative's Warrants, we have assumed without investigation: the due execution, authentication, offer, issuance, and delivery of the Units, Warrants, the Representative's Option and the Representative's Warrants, the due execution, delivery, and performance of the Warrant Agreement, the Representative's Option and the Representative's Warrants and other matters contained in Paragraphs 1, 2, and 3; and with respect to each offer, issuance, sale, and delivery by the Company of shares of common stock of the Company upon exercise of the Warrants, the Representative's Option and the Representative's Warrants, and each purchase of such shares of common stock by the purchaser thereof we have further assumed:

    (a) except for the corporation law (but not the "blue-sky" laws or securities laws of the State of California), as applicable to the Company, at the time thereof, and at all

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Ontro, Inc.
December 11, 1997
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         times subsequent thereto, such offer, issuance, sale, delivery, and purchase, the execution, delivery, and performance of the Warrant Agreement, pursuant to which the Warrants are to be exercised, and the other documents relating thereto or delivered in connection therewith, the performance of the oral agreements relating thereto, and the consummation of the transactions contemplated by any thereof, as to the Company or any other party thereto, did not violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree, in each case whether then or subsequently in effect;

    (b) at the time thereof and at all times subsequent thereto, the persons authorizing each such offer, issuance, sale, delivery, purchase, execution, performance, or transaction for the Company or for any such other party did not violate any fiduciary or other duty owed by them;

    (c) no event has taken place subsequent to any such offer, issuance, sale, delivery, purchase, execution, performance, or transaction or will take place which would cause any such offer, issuance, sale, delivery, purchase, execution, performance, or transaction not to comply with any such law, rule, regulation, order, judgment, decree, or duty, or which would permit the Company or any such other party at any time thereafter to cancel, rescind, or otherwise avoid any such offer, issuance, sale, delivery, purchase, execution, performance, transaction, document, or oral agreement;

    (d) there was no misrepresentation, omission, or deceit by the Company, any such other party, or any other person or entity in connection with any such offer, issuance, sale, delivery, purchase, execution, performance, or transaction;

    (e) each such offer, issuance, sale, delivery, purchase, execution, performance, and transaction is governed by the laws of the State of California without giving effect to conflict of laws; and

    (f) each other party to the Warrant Agreement or to such offer, issuance, sale, delivery, purchase, execution, performance, or transaction (i) had the power, authority, and capacity to consummate such purchase, to execute, deliver, and perform the Warrant Agreement and each such other document, to perform each such oral agreement, and to consummate each such transaction; (ii) duly authorized such purchase, duly authorized, executed, and delivered the Warrant Agreement and each such other document, and duly authorized each such oral agreement and each such transaction, and the Warrant Agreement, all such other documents, and all such oral agreements constitute the legal, valid, and binding obligations of such

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Ontro, Inc.
December 11, 1997
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         other party and are enforceable as to such other party in accordance with their terms; and (iii) has duly and validly taken all necessary corporate or other proceedings of the directors (or a committee of directors), stockholders, and all other bodies to authorize the exercise of the Warrants, the execution, delivery, and performance of the Warrant Agreement and of each such other document, the performance of each such oral agreement, and the consummation of each such transaction; and (iv) does not violate or result in a breach of any term of its articles of incorporation, bylaws, or other governing document by any such purchase, execution, delivery, or performance.

    We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement, and to the reference to our firm under the caption "Legal Matters" included in the Registration Statement and the related Prospectus.


                                            Sincerely,

                                            FISHER THURBER LLP



                                            By:  David A. Fisher
                                               --------------------------------
                                                 David A. Fisher